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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported): July 28, 1999


                             INTERCORP EXCELLE INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Ontario                       1-13365                      N/A
----------------------------    ------------------------     -------------------
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
      of organization)                                       Identification No.)

1880 Ormont Drive.
Toronto, Ontario                                                  M9L 2V4
(Address of Principal Executive Office)                          (Zip Code)

Registrant's telephone number, including area code: (416) 744-2124


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address; if changed since last report)

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ITEM 5.  ACQUISITION OR DISTRIBUTION OF ASSETS

         (a) On July 28, Intercorp Excelle Inc. acquired certain of the assets of Campbell Soup Company Ltd., an Ontario corporation necessary to operate the business of Canada A1 Steak Sauce for Cdn $1,725,000 plus the total dollar value of certain inventory and agreed to assume certain obligations. The transaction was negotiated on an arms-length basis. The seller was Campbell Soup Company Ltd. which had no affiliation with Intercorp or any of its officers or directors. Intercorp utilized a portion of the proceeds of its recent initial public offering to consummate the acquisition.

         (b) The purchase included all of Campbell's right, title and interest in certain equipment located at Campbell's facility, certain finished A1 steak sauce inventory and raw material inventory of packaging and ingredients, all of Campbell's right, title and interest in and to the A1 trademark in Canada, registration No. TMDA51172 and all of Campbell's interest in and rights under certain contracts. Intercorp intends to utilize such equipment for the same purpose.

ITEM 7.  EXHIBITS

99.1 Asset Purchase Agreement dated July 28, 1999 by and between Intercorp Excelle Inc. and Campbell Soup Company, Ltd.




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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                          INTERCORP EXCELLE INC.



                                          By: /s/ Arnold Unger
                                              ------------------------------
                                              Arnold Unger
                                              President

August 11, 1999








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